                                                                      EXHIBIT 1

                                8,000,000 Shares
                           TRANS WORLD AIRLINES, INC.
                                  Common Stock
                             UNDERWRITING AGREEMENT
                                                                   July   , 1996

PAINEWEBBER INCORPORATED
ALEX. BROWN & SONS INCORPORATED
BT SECURITIES CORPORATION
LEHMAN BROTHERS INC.
     As Representatives of the several Underwriters
     c/o PaineWebber Incorporated
     1285 Avenue of the Americas
     New York, New York 10019

Ladies and Gentlemen:

     Trans World Airlines, Inc., a Delaware corporation (the "Company"), proposes to sell an aggregate of 8,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to be issued and sold by the Company to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters") for whom you are acting as Representatives (the "Representatives") in connection with the offering and sale of such shares of Common Stock. The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to 1,200,000 additional shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

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     The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

     1.  Agreement to Sell and Purchase.

         (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several Underwriters and
(ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. If the Company elects to rely on Rule 430A ("Rule 430A") under the Securities Act of 1933, as amended (the "Securities Act"), Schedule I may be attached to the Price Determination Agreement.

         (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 1,200,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by PaineWebber Incorporated ("PaineWebber") to the Company no later than 12:00 noon, New York City time, at least two and no more than three business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase, severally and not jointly, such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

         (c) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

         (d) If the Company has elected to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price

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Determination Agreement.  In the event that the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 4(j) and 6 shall remain in effect.

     2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price in same day funds in a manner satisfactory to the parties at the office of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or the fourth business day if the price per Share is determined after 4:30 p.m. New York City time) following the date of this Agreement or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and PaineWebber (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at a location in New York City designated by PaineWebber at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

         (a) The Company meets the requirements for the use of Form S-3 under the Securities Act. A registration statement (Registration No. 333-05691) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act, and the rules and regulations (collectively referred to as the "Securities Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed by the
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Company with the Commission.  The term "preliminary prospectus" as used herein means any preliminary prospectus included in such registration statement referred to above and amendments thereto, or filed with the Commission pursuant to Rule 424(a) under the Securities Act. Copies of such registration statement and amendments have been delivered to the Representatives; copies of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Securities Act Rules and Regulations promptly after execution and delivery of the Price Determination Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means a prospectus relating to the Shares in the form it is first filed with the Commission pursuant to Rule 424(b) of the Securities Act Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to any preliminary prospectus, to the Prospectus or to the Registration Statement shall be deemed to refer to and include the documents referred to and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act (to the extent not modified or superseded in such preliminary prospectus, Prospectus or Registration Statement as the case may be), as of the date of such preliminary prospectus, the Prospectus or Registration Statement as the case may be (such incorporated documents being hereinafter referred to as the "Incorporated Documents").

         (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Rules and Regulations and will contain all statements required to be stated therein in accordance with the Securities Act and the Securities Act Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the statements set forth in the last paragraph of the cover page, the stabilization legend on the inside cover page and the names of the several Underwriters, the initial public offering price, the selling concessions and reallowances and the statement regarding discretionary accounts set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus.

         (c) The Incorporated Documents, when they were filed with the Commission and at all times thereafter until and including the Closing Date and, if later, the Option Closing Date conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations (collectively referred to as the "Exchange Act Rules and Regulations") of the Commission thereunder, and when read together and with other information in the Prospectus at the time and date the Registration Statement was initially declared effective and at all times from such initial effective date through and including the Closing Date and, if later, the Option Closing Date did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. There are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement or the Incorporated Documents by the Securities Act or the Exchange Act, which have not been so filed.

         (d) The Company has no subsidiaries which are "significant subsidiaries" within the meaning of Regulation S-X under the Securities Act. The Company is, and at the Closing Date and, if later, the Option Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date and, if later, the Option Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement. The Company is, and at the Closing Date and, if later, the Option Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and to the best knowledge of the Company, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority, license or qualification.

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         (e)     The Company has an authorized capitalization as set forth in the Registration Statement and the authorized capital stock of the Company conforms to the statements relating thereto contained in the Registration Statement. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except for the capital stock of the Company's subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity which would constitute a "significant subsidiary" within the meaning of Regulation S-X or would otherwise be material to the purchase of the Shares by the Underwriters. Complete and correct copies of the certificate of incorporation and by-laws of the Company and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date and, if later, the Option Closing Date.

         (f)     The Shares to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; no preemptive right, co-sale right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares to be purchased from the Company hereunder or the issuance and sale thereof; and no person has any registration right or other similar right to participate in the offering made by the Prospectus. Neither the execution and delivery of this Agreement nor the purchase of the Shares by the Underwriters will render the Underwriters "Acquiring Persons" or otherwise entitle the holders of rights
(the "Rights") of the Company entitling the holder to purchase one one-hundredth of a share of the Company's Series A Participating Preferred
Stock, par value $.01 per share, issued pursuant to the Rights Agreement, dated as of December 19, 1995, between the Company and American Stock Transfer &
Trust Company, as Rights Agent, as supplemented as of March 18, 1996, to exercise such Rights. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the
Securities Act or under state or other securities or Blue Sky laws. Except as disclosed in the Registration Statement, the Company does not have outstanding any options to purchase, warrants, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts, arrangements or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, including the Company's Employee Stock Incentive Program (the "ESIP") and the Key Employee Stock Incentive Program (the "KESIP"), and
the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. At
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                                                                               7


the Closing Date, and, if later, the Option Closing Date, the Company will have an outstanding capitalization as set forth in the Prospectus.

         (g) The shares of Common Stock reserved for issuance pursuant to the ESIP and the KESIP and upon conversion of convertible securities, or exercise of warrants or options to purchase Common Stock are sufficient in number to meet all issuance, conversion and exercise requirements and have been validly authorized and reserved for issuance upon conversion or exercise of such securities and, upon issuance in accordance with the terms of such securities, will be duly and validly issued and fully paid and non-assessable and free of preemptive rights.

         (h) The financial statements and schedules included in or incorporated by reference in the Registration Statement present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement. The selected and summary financial and statistical and operating data included in the Registration Statement present fairly the information shown therein and, to the extent applicable, have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules of the Company are required by the Securities Act or the Securities Act Rules and Regulations to be included in the Registration Statement. KPMG Peat Marwick L.L.P. (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and the Securities Act Rules and Regulations.

         (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, and, if later, the Option Closing Date, except as set forth in the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than changes attributable to (w) shares of Common Stock issuable upon conversion of the Company's 8% Cumulative Convertible Exchangeable Preferred Stock (the "8% Preferred Stock"), (x) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof, (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, the conversion of shares of IFFA Preferred Stock, par value $.01 per share (the "IFFA Preferred Stock"), ALPA Preferred Stock, par value $.01 per share (the "ALPA Preferred Stock"), and IAM Preferred Stock, par value $.01 per share (collectively with the IFFA Preferred Stock and the ALPA Preferred Stock, the "Employee Preferred Stock"), and (z) shares of Common Stock or Employee Preferred Stock issuable under the Company's Chapter 11 bankruptcy case (the "'95 Reorganization")), or long term debt of the Company, or any Material Adverse Effect, or any development reasonably expected to cause a Material Adverse Effect, arising for any reason whatsoever, (ii) neither the Company nor any of its subsidiaries has incurred nor will it have incurred any material liabilities or obligations, direct or contingent, nor has it entered into nor

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will it have entered into any material transactions that are not described in the Registration Statement and the Prospectus, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock or made any redemption or repurchases of any shares thereof, except for the regular ordinary quarterly dividend payable on the 8% Preferred Stock.

         (j) No consent, approval, authorization or order of, or any filing or declaration with or notice to, any court or governmental agency or body, including, without limitation, the United States Department of Transportation or the Federal Aviation Administration (the "FAA"), is required in connection with (i) the authorization, issuance, transfer, sale or delivery of the Shares by the Company, (ii) the execution, delivery and performance by the Company of this Agreement, or (iii) the taking by the Company of any action contemplated hereby, except such as has been obtained under the Securities Act and the Securities Act Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares and the resale of the Shares.

         (k) Except as disclosed in the Registration Statement, each of the Company and its subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, (i) complied with all laws, regulations and orders, federal, state or foreign, applicable to it or its business, including, without limitation, all airworthiness directives issued by the FAA, and (ii) performed all of its obligations required to be performed by it, and is not, and at the Closing Date and, if later, the Option Closing Date, will not be, in default, and no event has or will have occurred that with the giving of notice or the passage of time or both, would constitute a default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement or other evidence of indebtedness, lease, contract, joint venture agreement, or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which it or its property is bound or affected, other than in the case of clauses (i) and (ii), such failures to comply or perform or defaults that, singly and in the aggregate, do not have a Material Adverse Effect. There is no material contract or other agreement of a character required to be described in the Registration Statement which is not described. All material contracts or other agreements to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof. Except as disclosed in the Registration Statement, to the best knowledge of the Company and each of its subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder other than defaults that, singly and in the aggregate, do not have a Material Adverse Effect. The Company is not, and at the Closing Date and, if later, the Option Closing Date, will not be, in violation of any provision of its certificate of incorporation or by-laws.

         (l) Except as does not or could not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries now holds, and at the Closing

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Date, and, if later, the Option Closing Date, will hold, all certificates, licenses, consents, orders, permits and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies that are necessary to the conduct of its business as now conducted and as contemplated in the Registration Statement to be conducted, all of which are valid and in full force and effect and there is no proceeding pending (or, to the best knowledge of the Company, threatened or contemplated) which may cause any such certificate, license, consent, order, permit or other authorization to be withdrawn, canceled, modified, suspended or not renewed.

         (m) The Company has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability, relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by the Company with the terms, conditions or provisions of this Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of their respective obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries. No holder of securities of the Company has rights to the registration of any securities of the Company because of the execution, delivery or performance by the Company of this Agreement.

         (n) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company an "open-end investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

         (o) Except as set forth in the Registration Statement, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened or contemplated against or affecting the Company or any of its subsidiaries or any of their respective officers or directors in their capacity as such or any of their respective property or assets, before or by any local, state, federal or foreign court, commission, regulatory body, administrative agency or other governmental body, (i) wherein an unfavorable ruling, decision or finding, either singly or in the aggregate, is reasonably likely to have a Material Adverse Effect,

(ii) which might prevent consummation of the transactions contemplated hereby or (iii) which is required to be disclosed in the Registration Statement and is not so disclosed. All pending legal or governmental proceedings in the aggregate to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are (considered in the aggregate) not material to the Company and its subsidiaries taken as a whole.

         (p) The Company has good title to all properties and assets described in the Registration Statement as owned by it; substantially all of such properties and assets have been pledged to secure various issues of outstanding indebtedness of the Company. Each of the Company and its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries. Except as set forth in the Registration Statement, the Company owns or leases all such properties as are necessary to its business as currently conducted or as proposed to be conducted.

         (q) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters by the Company or any officer thereof is or at the Closing Date, and, if later, the Option Closing Date, will be, inaccurate, untrue or incorrect.

         (r) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (s) The Company has complied, and until the completion of the distribution of the Shares will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

         (t) Except as set forth in the Registration Statement, the Company and each of its subsidiaries (i) are in compliance in all material respects with all Environmental Laws (as defined below) which are applicable to their business, (ii) have received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, and (iii) to the best knowledge of the Company and its subsidiaries, there are no past or present actions, conditions, events, circumstances or practices, including, without limitation, the release of any Hazardous Substance (as defined below), that could reasonably be expected to form the basis of any claim under any Environmental Law against the Company or any of its subsidiaries which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The term "Environmental Law" means the common law and any federal, state, local or foreign law, rule or regulation, code, order, decree, judgment or injunction, issued, promulgated, approved or entered thereunder relating to pollution or protection of public or employee health or the environment and any other laws relating to (i) releases of any Hazardous Substance into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Substance, or (iii) underground storage tanks and related piping, and releases therefrom. The term "Hazardous Substance" means any pollutant, contaminant, chemical, hazardous material, or industrial, toxic or hazardous substance or waste (including, without limitation, petroleum or any petroleum product) regulated by or the subject of any Environmental Law.

         (u) The Company and all corporations, trades or businesses within the same controlled group of corporations as, or under common control with, the Company (within the meaning of Sections 414 (b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "Code")) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") and all Plans (as defined below) are in compliance in all material respects with all applicable provisions of ERISA and the Code; and the Company does not maintain and is not required to make contributions to any Plan that is subject to the minimum funding standard of Section 302 of ERISA or Section 412 of the Code or that is subject to Title IV of ERISA, except for the Plans that are the subject of the Settlement Agreement dated as of January 5, 1993 among the Company, the Icahn Entities (as defined in the Registration Statement), the Pension Benefit Guaranty Corporation and others. As used herein, "Plan" means any qualified plan maintained by the Company or by a member of the Company's "controlled group" as defined in Section 414(b), (c), (m) or (o) of the Code.

         (v) The Shares are authorized for listing on the American Stock Exchange, subject to official notice of issuance.

     4.  Agreements of the Company.

     The Company agrees with the several Underwriters as follows:

         (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus or any Incorporated Document, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

         (b) The Company will use its best efforts to cause the Registration Statement to become effective, and, if the Company elects to rely upon Rule 430A, subject to Section 5(a), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus or any amendment to the Prospectus shall have been filed, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the third sentence of Section 4(c) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading,
(5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus and (6) of receipt by the Company or any representative or attorney of the Company of any notification relating to the suspension of the qualification of the Shares in any jurisdiction or the initiation of any proceedings for this purpose or the threat thereof. The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

         (c) The Company will deliver to each of the Underwriters, without charge, as many copies of the Registration Statement, the preliminary prospectus, the Prospectus (with the independent accountants' report signed by such accountants), and any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold both in connection with the offering and sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus or amendment or supplement thereto in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith notify the Underwriters and, subject to Section 4(a), prepare and furnish without charge to each of the Underwriters as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

         (d) Prior to any public offering of the Shares, the Company will arrange for the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and will maintain such registration or qualification in effect so long as required for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

         (e) The Company will not be or become, at any time prior to the expiration of three years after the Closing Date, or, if later, the Option Closing Date an "open-end investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under
Section 8 of the Investment Company Act.

         (f) The Company will cause the Shares to be listed on the American Stock Exchange.

         (g) The Company will comply with all provisions of any undertakings contained in the Registration Statement. The Company will comply to the best of its ability with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.

         (h) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

         (i) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Securities Act Rules and Regulations).

         (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses (reasonable out-of-pocket costs and expenses in the case of any reimbursement of the Underwriters) incident to the performance of the obligations of the Company under this Agreement, including but not limited to all costs and expenses of or relating to (1) the preparation, printing and distribution of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus, and any amendments, exhibits and supplements thereto, (2) the preparation and delivery of certificates representing the Shares, (3) the reproduction of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments, exhibits and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) listing the Shares on the American Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) any registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(d), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company, (9) the transfer agent and registrar for the Securities and
(10) out of pocket costs and expenses of meetings with prospective investors.

         (k) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 9) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

         (l) The Company will not, for a period of 90 days from the date of this Agreement, without the prior written consent of PaineWebber, offer, issue, sell, contract to sell or otherwise dispose of any (i) shares of Common Stock or (ii) securities convertible into, exercisable for or exchangeable for or that otherwise represent the right to receive Common Stock other than (A) shares of Common Stock issuable upon the conversion of the 8% Preferred Stock,
(B) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof, (C) shares of Common Stock issuable (1) pursuant to the exercise of warrants outstanding as of the date of the Registration Statement,
(2) upon the conversion of shares of Employee Preferred Stock or (3) as the payment of interest on the 12% Senior Secured Reset Notes Due 1998 (the "12% Senior Secured Reset Notes") and (D) shares of Common Stock or Employee Preferred Stock issuable under the '95 Reorganization.

         (m) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

         (n) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

         (o) The Company will cause each of its executive officers and directors to enter into agreements with the Representatives in the form set forth in Exhibit B to the effect that they will not, for a period of 90 days after the date of this Agreement, without the prior written consent of PaineWebber, offer, issue, sell, contract to sell or otherwise dispose of any shares of Common Stock or any rights to acquire such shares or any securities convertible into or exchangeable for shares of Common Stock or any rights to acquire any such securities.

     5. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

         (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Securities Act Rules and Regulations shall have been made in accordance with applicable law.

         (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price, and (iii) there shall not have been any change in the capital stock (other than changes attributable to (w) the shares of Common Stock issuable upon conversion of the 8% Preferred Stock, (x) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof, (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, the conversion of shares of Employee Preferred Stock, the payment of interest on the 12% Senior Secured Reset Notes and (z) shares of Common Stock or Employee Preferred Stock issuable under the '95 Reorganization) or any increase in the long-term debt of the Company or any of its subsidiaries or any change in the business or financial condition of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus.

         (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would be reasonably likely to have a Material Adverse Effect.

         (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and shall have been duly performed, fulfilled or complied with.

         (f) The Representatives shall have received opinions, each dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Smith, Gambrell & Russell, counsel to the Company, to the effect set forth in Exhibit C-1 and from Richard P. Magurno, Esq., Senior Vice President and General Counsel to the Company, to the effect set forth in Exhibit C-2.

         (g) The Representatives shall have received an opinion, dated the Closing Date, from Hughes Hubbard & Reed LLP, counsel to the Underwriters, with respect to certain legal matters, which opinion shall be satisfactory in all respects to the Representatives.

         (h) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Securities Act and the Securities Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Prospectus or Registration Statement the results of their limited procedures to such. At the Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to the date of delivery of the letter required by this sentence, which would require any change in the letter referred in the prior sentence if it were required to be dated and delivered at the Closing Date.

         (i) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, or the Treasurer of the Company if there is no Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                 (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and as of the date of such certificate, (A) the Registration Statement and the Prospectus, as amended or supplemented, contain all statements that are required to be stated therein under the Securities Act and the Securities Act Rules and Regulations and in all material respects conform to the requirements of the Securities Act and the Securities Act Rules and Regulations, and, if the Company has elected to rely on Rule 430A, the Company has complied in all material respects with such rule, (B) such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (C) in the case of the certificate delivered at the Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                 (ii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is dated, true and correct in all material respects, provided, however, that if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified was, when originally made, and is, at the time such certificate is dated, true and correct in all respects.

                 (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

         (j) Prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(o) hereof.

         (k) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         (l) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

         (m) The Company shall have furnished to the Representatives such further information, documents and certificates as the Representatives may reasonably request.

         (n) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of its subsidiaries.

         (o) In the event that the Underwriters exercise the Option and the Option Closing Date is not also the Closing Date, the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Option Closing Date, as if made at the Option Closing Date, provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects; the conditions set forth in subsections (c),
(d), (k), (l), (m) and (n) of this Section 5 shall be satisfied as of the Option Closing Date, and, at the Option Closing Date, the Representatives shall have received:

                 (i) A certificate, dated the Option Closing Date and signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, or the Treasurer of the Company if there is no Chief Financial Officer of the Company, confirming that the certificates delivered at the Closing Date pursuant to subsections (b), (i) and (m) (if any) of this Section 5 remain true and correct as of the Option Closing Date.

                 (ii) Opinions relating to the Option Shares each dated the Option Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Smith, Gambrell & Russell, counsel to the Company, to the effect set forth in Exhibit C-1 hereto and from Richard P. Magurno, Esq., Senior Vice President and General Counsel to the Company, to the effect set forth in Exhibit C-2.

                 (iii) An opinion from Hughes Hubbard & Reed LLP, counsel to the Underwriters, dated the Option Closing Date, relating to the Option Shares and otherwise substantially to the same effect as the opinion required by Section 5(g) hereof.

                 (iv) A letter from the Accountants, dated the Option Closing Date and satisfactory in form and substance to the Representatives, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this subsection (o)(iv) shall be a date not more than three days prior to the Option Closing Date.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if later, the Option Closing Date with respect to the obligations of the Underwriters in connection with the Option Shares, by PaineWebber in its sole discretion. Any such cancellation will be without liability to the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone, telex, facsimile or telegraph confirmed in writing.

     6.  Indemnification.

         (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus (including any Incorporated Document) or any amendment or supplement to the Registration Statement or the Prospectus (including any Incorporated Document), or the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have

         (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 6(a) and 6(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties not having actual differing interests with any other indemnified party. Such firm shall be designated in writing by PaineWebber in the case of parties indemnified pursuant to Section 6(a) and by the Company in the case of parties indemnified pursuant to Section 6(b). All such fees, disbursements and other charges will be reimbursed to the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, as the case may be, or insufficient, the Company or the Underwriters, as the case may be, will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in a table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no Securities person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this

Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

         (e)     The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation (or any statements as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter,
(ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from PaineWebber, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be) (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by the American Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on either such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities, (iv) any United States federal or state or foreign statute, regulation, rule or order of any court, legislative body, agency or other governmental authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which in PaineWebber's reasonable opinion materially and adversely affects the business or operations of the Company, or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of which in the case of the occurrence of any of the matters referred to in the immediately preceding clauses (i) through (v) is such as to make it, in the sole judgment of PaineWebber, impracticable or inadvisable to market the Shares or proceed with the completion of the offering or sale of and payment for Shares.

     8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such nondefaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One City Centre, 515 N. Sixth Street, St. Louis, Missouri 63101, Attention: General Counsel; fax no. (314) 589-3267, or (c) if to the Underwriters, to the Representatives at the offices of PaineWebber, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department; fax no. (212) 713-1054. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex, facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                           Very truly yours,

                                           TRANS WORLD AIRLINES, INC.


                                           By:
                                                --------------------------------
                                                Title:

Confirmed as of the date first
above mentioned:


PAINEWEBBER INCORPORATED
ALEX. BROWN & SONS INCORPORATED
BT SECURITIES CORPORATION
LEHMAN BROTHERS INC.
 Acting on behalf of themselves
 and as the Representatives
 of the other several Underwriters
 named in Schedule I hereof.


PAINEWEBBER INCORPORATED


By:
     --------------------------------
     Title:


ALEX. BROWN & SONS INCORPORATED


By:
     --------------------------------
     Title:


BT SECURITIES CORPORATION


By:
     --------------------------------
     Title:


LEHMAN BROTHERS INC.


By:
     --------------------------------
     Title:

                                   SCHEDULE I
                                  UNDERWRITERS

                                                Number of Firm
        Name of Underwriter                 Shares to Be Purchased
- -------------------------------------     --------------------------
PaineWebber Incorporated
Alex. Brown & Sons Incorporated
BT Securities Corporation
Lehman Brothers Inc.













Total..........................                    ---------
                                                   8,000,000
                                                   =========

                           TRANS WORLD AIRLINES, INC.

                         -----------------------------

                         PRICE DETERMINATION AGREEMENT

                                                                  July ___, 1996

PAINEWEBBER INCORPORATED
ALEX. BROWN & SONS INCORPORATED
BT SECURITIES CORPORATION
LEHMAN BROTHERS INC.
 As Representatives of the several Underwriters
 c/o PaineWebber Incorporated
 1285 Avenue of the Americas
 New York, New York 10019

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated July __, 1996 (the "Underwriting Agreement") among Trans World Airlines, Inc., a Delaware corporation (the "Company") and the several Underwriters named in Schedule I thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated, Alex. Brown & Sons Incorporated, BT Securities Corporation and Lehman Brothers Inc. are acting as Representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 8,000,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

     1. The initial public offering price per share for the Firm Shares shall be $_______.

     2. The purchase price per share for the Firm Shares to be paid by the Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a complete list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                           Very truly yours,

                                           TRANS WORLD AIRLINES, INC.


                                           By:
                                                --------------------------------
                                                Title:

Confirmed as of the date
 first above mentioned:


PAINEWEBBER INCORPORATED
ALEX. BROWN & SONS INCORPORATED
BT SECURITIES CORPORATION
LEHMAN BROTHERS INC.
 Acting on behalf of themselves
 and as the Representatives
 of the other several Underwriters
 named in Schedule I hereof.

PAINEWEBBER INCORPORATED


By:
    --------------------------------
    Title:


ALEX. BROWN & SONS INCORPORATED

By:
    --------------------------------
    Title:


BT SECURITIES CORPORATION

By:
    --------------------------------
    Title:


LEHMAN BROTHERS INC.

By:
    --------------------------------
    Title:

                                 SCHEDULE I
                                UNDERWRITERS

                            Names of Underwriters
                      --------------------------------
                      PaineWebber Incorporated
                      Alex. Brown & Sons Incorporated
                      BT Securities Corporation
                      Lehman Brothers Inc.